Exhibit 10.2

CONTURA ENERGY, INC.
INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made as of [-], 2018, by and between Contura Energy, Inc., a Delaware corporation (the "Company"), and ______________ (the "Indemnitee").
RECITALS:
A.It is essential that the Company retain and attract as directors and officers the most capable persons available.
B.The Indemnitee is (or is being elected or appointed as) a director and/or officer of the Company and in that capacity is (or will be) performing a valuable service for the Company.
C.The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"; provided that this term shall, as the context requires, be deemed to include any amendment to (or amendment and restatement of) the Certificate of Incorporation) contains a provision which provides for indemnification of and advancement of expenses to the directors and officers of the Company for liabilities and expenses they incur in their capacities as such, and the Certificate of Incorporation and Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provide that they are not exclusive of any other rights to indemnification and advancement of expenses.
D.In recognition of Indemnitee's need for protection against personal liability in order to enhance Indemnitee's service and continued service to the Company in an effective manner, the potential difficulty in obtaining satisfactory Directors and Officers Liability Insurance (the "D&O Insurance") coverage, and Indemnitee's reliance on the Certificate of Incorporation, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company desires to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's D&O Insurance policies.
E.The Indemnitee is willing to serve and/or to continue to serve, the Company, only on the condition that the Company furnish the indemnity provided for herein.
NOW, THEREFORE, in consideration of Indemnitee's service and/or continuing to serve the Company directly, or, at its request, other enterprises and intending to be legally bound hereby, the parties hereto agree as follows:
1.Definitions.
(a)A "Change in Control" shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
(i)any merger, consolidation or business combination in which the stockholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;

(ii)the sale of all or substantially all of the Company’s assets in a single transaction or a series of related transactions;
(iii)the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding common stock of the Company by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended);
(iv)the stockholders of the Company approve any plan for the dissolution or liquidation of the Company; or
(v)a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Company’s Board.
(b)"Corporate Status" describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, representative, agent or fiduciary of the Company.
(c)"Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
(d)"Expenses" include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond or other appeal bond or their equivalent, and (ii) for purposes of Section 12(d), Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement or under any D&O Insurance policies maintained by the Company. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments, fines or other losses in connection with any Proceeding.
(e)"Indemnitee-Related Entity" means any corporation, limited liability company, partnership, joint venture, trust or other enterprise (other than the Company or any other corporation, partnership, joint venture, trust or other enterprise for which the Indemnitee has agreed, on behalf of the Company or at the Company's request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an Indemnitee may be entitled to indemnification or advancement of expenses in respect of a matter with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.
(f)"Independent Counsel" means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement or as Independent Counsel with respect to matters concerning other indemnitees under other indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.
(g)"Interested Stockholder" means any person (other than the Company or any subsidiary of the Company and other than any profit sharing, employee stock ownership, or other employee benefit plan of the Company or any subsidiary of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:
(i)is at such time the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the outstanding common stock of the Company;
(ii)was at any time within the two-year period immediately prior to such time the beneficial owner, directly or indirectly, of more than fifteen percent (15%) of the voting power of the then outstanding common stock of the Company; or
(iii)is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of common stock of the Company which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Stockholder, if such assignment or succession has occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.
(h)"Jointly Indemnifiable Claims" shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which an Indemnitee shall be entitled to indemnification or advancement of expenses from both an Indemnitee-Related Entity and the Company pursuant to applicable law or any agreement, certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or an IndemniteeRelated Entity, as applicable.
(i)A "Potential Change of Control" shall occur if:
(i)the Company enters into an agreement or arrangement the consummation of which would result in the occurrence of a Change in Control;
(ii)any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or
(iii)the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.
(j)"Proceeding" means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom and including without limitation any such Proceeding pending as of the date of this Agreement, in which Indemnitee was, is or will be, or could reasonably be expected to be, involved as a party, a potential party, a non-party witness or otherwise by reason of (i) the fact that Indemnitee is or was a director or officer of the Company, (ii) any action taken by Indemnitee or any action or inaction on Indemnitee's part while acting as a director or officer of the Company, or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, representative, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement.
(k)"Unaffiliated Director" means any member of the Board of Directors of the Company who is unaffiliated with, and not a representative of, an Interested Stockholder and who was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder or became a member subsequently to fill a vacancy created by an increase in the size of the Board of Directors and did receive the favorable vote of two-thirds (2/3) of the Unaffiliated Directors in connection with being nominated for election by the stockholders to fill such vacancy or in being elected by the Board of Directors to fill such vacancy, and any successor of an Unaffiliated Director who is unaffiliated with, and not a representative of, the Interested Stockholder and is recommended or elected to succeed an Unaffiliated Director by a majority of the Unaffiliated Directors then on the Board of Directors.
Reference to "other enterprises" shall include employee benefit plans and administrative committees thereof; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement; references to "to the fullest extent permitted by applicable law" shall include, but not be limited to: (i) the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL and (ii) the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
2.Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
3.Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
4.Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to or a participant in and is successful (on the merits or otherwise) in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. To the extent permitted by applicable law, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
5.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of his or her Corporate Status, is to be a witness or to be interviewed in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.
6.Additional Indemnification. In the event that applicable law permits indemnification in addition to the indemnification provided in Sections 2, 3 and 4, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on his or her behalf in connection with the Proceeding or any claim, issue or matter therein. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.
7.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, then in respect of any actual or threatened proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding) the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and transaction(s) giving rise to such Proceeding; and (ii) the relative fault of Indemnitee and the Company

(and its other directors, officers, employees and agents) in connection with such event(s) and transaction(s).
8.Notification and Defense of Claim.
(a)Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights. With respect to any Proceeding as to which the Indemnitee has so notified the Company:
(i)The Company will be entitled to participate therein at its own expense; and
(ii)Except as otherwise provided below, the Company may assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After the Company notifies the Indemnitee of its election to so assume the defense, the Company will not be liable to the Indemnitee under this Agreement for any legal Expenses subsequently incurred by the Indemnitee in connection with the defense, other than legal Expenses relating to the reasonable costs of investigation, including an investigation in connection with determining whether there exists a conflict of interest of the type described in clause (B) of this paragraph, or as otherwise provided in this paragraph. The Indemnitee shall have the right to employ his or her counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after the Company notifies the Indemnitee of its assumption of the defense shall be at the expense of the Indemnitee unless (A) the Company authorizes the Indemnitee's employment of counsel, provided, that following a Change in Control, the Indemnitee shall be entitled to employ his or her own counsel at the Company's expense after giving not less than 30 days' notice to the Company unless the Company has Unaffiliated Directors and a majority of the Unaffiliated Directors determine that the Indemnitee's interests are adequately represented by the counsel employed by the Company; (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense or (C) the Company shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion described in clause (B) of this paragraph.
(b)The Company shall not be obligated to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, claim or Proceeding effected without its written consent. The Company shall not settle any action, claim or Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee shall unreasonably withhold their consent to any proposed settlement.
9.Procedure for Indemnification.
(a)To obtain indemnification, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary to determine whether and to what extent Indemnitee would be entitled to indemnification following the final disposition of such Proceeding. The Company shall, as soon as reasonably practicable after receipt of such a request for indemnification, advise the Board of Directors that Indemnitee has requested indemnification.
(b)Upon written request by Indemnitee for indemnification pursuant to Section 9(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Company's Board of Directors, a copy of which shall be delivered to Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Company's Board of Directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Company's Board of Directors, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Company's Board of Directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Company's Board of Directors, by the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within sixty (60) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) reasonably incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, to the extent permitted by applicable law.
(c)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b), the Independent Counsel shall be selected as provided in this Section 9(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Company's Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Company's Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(b) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing),
(d)The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
10.Advancement of Expenses; Procedure for Advances. The Company shall advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding. Advances shall be unsecured and interest free and made without regard to Indemnitee's ability to repay such advances. Indemnitee hereby undertakes to repay any advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. To obtain advances of Expenses, Indemnitee shall submit from time to time to the Company a written request requesting such advances and shall provide copies of invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that Indemnitee's lawyers believe would likely cause Indemnitee to waive any privilege accorded by applicable law may be redacted from the copy of the invoice submitted to the Company (in which case, Indemnitee shall also submit a letter addressed to the Company from such lawyers to the effect that they believe submission of the redacted information would likely cause Indemnitee to waive a privilege accorded by applicable law). Upon receipt of a such a request for an advance of Expenses along with copies of the related invoices (and, if applicable, a letter from Indemnitee's lawyers with respect to redactions on the legal invoice(s)), Company shall advance the Expenses to Indemnitee as soon as reasonably practicable, but in any event no later than twenty (20) days, after such receipt by the Company. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 16 of this Agreement.
11.Maintenance of Insurance; Funding.
(a)The Company represents that a summary of the terms of the D&O Insurance in effect as of the date of this Agreement is attached hereto as Exhibit A (the "Insurance Policies"). Subject only to the provisions of Section 11(b) hereof, the Company agrees that, so long as Indemnitee shall continue to serve as an officer or director of the Company (or shall continue at the request of the Company to serve as a director, trustee, general partner, managing member, officer, employee, representative, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan) and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Company shall purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policy or policies of D&O Insurance providing coverage at least comparable to that provided pursuant to the Insurance Policies.
(b)The Company shall not be required to maintain said Insurance Policies in effect if, in the reasonable, good faith business judgment of the then Board of Directors of the Company (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance or (iii) said insurance is not otherwise reasonably available; provided, however, that in the event the then Board of Directors makes such a judgment, the Company shall purchase and maintain in force a policy or policies of D&O Insurance in the amount and with such coverage as the then Board of Directors determines to be reasonably available.  Notwithstanding the general provisions of this Section 11(b), following a Change in Control, any decision not to maintain any policy or policies of D&O Insurance or to reduce the amount or coverage under any such policy or policies shall be effective only if there are

Unaffiliated Directors (as defined in Section 1(k) hereof) and shall require the concurrence of a majority of the Unaffiliated Directors.
(c)If and to the extent the Company, acting under Section 11(b), does not purchase and maintain in effect the policy or policies of D&O Insurance described in this Section 11, the Company shall indemnify and hold harmless the Indemnitee to the full extent of the coverage which would otherwise have been provided by such policies.  The rights of the Indemnitee hereunder shall be in addition to all other rights of Indemnitee under the remaining provisions of this Agreement.
(d)In the event of a Potential Change of Control and if and to the extent the Company is not required to maintain in effect the policy or policies of D&O Insurance described in Section 11(a) pursuant to the provisions of Section 11(b), the Company shall, upon written request of Indemnitee, create a "Trust" for the benefit of Indemnitee, and from time to time, upon written request by Indemnitee, shall fund such Trust in an amount sufficient to pay any and all Expenses and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred by him or on his behalf for which the Indemnitee is entitled to indemnification or with respect to which indemnification is claimed, reasonably anticipated or proposed to be paid in accordance with the terms of this Agreement or otherwise; provided that in no event shall more than $100,000 be required to be deposited in any Trust created hereunder in excess of the amounts deposited in respect of reasonably anticipated Expenses.  The amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by a majority of the Unaffiliated Directors whose determination shall be final and conclusive.  At all times the Trust shall remain as an asset of the Company and subject to the claims of the Company's creditors.
The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee except as set forth in the preceding paragraph, (ii) the procedures set forth in Section 10 regarding advancement of expenses with respect to the Company shall apply to the Trust, (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above (and in the event that there are no Unaffiliated Directors, the decision regarding the amount to fund shall be made by Independent Counsel selected as provided in Section 9(c)), (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination by a majority of the Unaffiliated Directors or by Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement.  The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable and approved of by the Company.

12.Remedies of Indemnitee.
(a)Subject to Section 12(d), in the event that (i) a determination is made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 or 12(d) of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9 of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification pursuant to this Agreement is not made (A) within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (B) with respect to indemnification pursuant to Sections 4, 5 or 12(d) of this Agreement, within thirty (30) days after receipt by the Company of a written request therefor, or (v) the Company or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery of Indemnitee's right to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration in accordance with this Agreement.
(b)The failure of the Company, its Board of Directors, any committee or subgroup of the Board of Directors, Independent Counsel or stockholders to have made a determination that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct shall not be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. In the event that a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall, to the fullest extent not prohibited by law, have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).
(c)To the fullest extent not prohibited by law, the Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to Section 9 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d)The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (as soon as reasonably practicable, but in any event no later than sixty (60) days, after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, that are incurred by Indemnitee in connection with any action for indemnification or advancement of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, to the extent Indemnitee is successful in such action and to the extent not prohibited by law.
(e)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification shall be required to be made prior to the final disposition of the Proceeding.

13.Presumptions and Effect of Certain Proceedings.
(a)In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9 of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by such person, persons or entity of any determination contrary to that presumption.
(b)The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.
(c)For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on (i) the records or books of account of the Company, including financial statements, (ii) information supplied to Indemnitee by the officers of the Company in the course of their duties, (iii) the advice of legal counsel for the Company or its Board of Directors or counsel selected by any committee of the Board of Directors or (iv) information or records given or reports made to the Company by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Company or its Board of Directors or any committee of the Board of Directors. The provisions of this Section 13(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
(d)Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Company shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
14.Subrogation; No Duplication of Payments. In the event that the Company pays any Expenses under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment from a third party for such amounts under any insurance policy, contract, agreement or otherwise; provided, however, that if the Indemnitee repays any of these payments to such third party (whether due to a reservation of rights or otherwise), the Company shall again be obligated to Indemnitee under this Agreement with respect to such payments. Notwithstanding the foregoing, the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any Jointly Indemnifiable Claims that may arise due to the service of an Indemnitee as a director and/or officer of the Company at the request of an Indemnitee-Related Entity, irrespective of any right of recovery an Indemnitee may have from any Indemnitee-

Related Entity. Under no circumstance shall the Company be entitled to any right of subrogation against or contribution by an IndemniteeRelated Entity.
15.Services to Company. Indemnitee agrees to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that any employment with the Company (or any of its subsidiaries) is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, with or without notice, except as may be otherwise expressly provided in any executed, written employment contract between Indemnitee and the Company (or any of its subsidiaries), any existing formal severance policies adopted by the Company's Board of Directors or, with respect to service as a director or officer of the Company, the Company's Certificate of Incorporation or Bylaws or the DGCL.
16.Exclusions. Notwithstanding the foregoing, the Company shall not be liable under this Agreement to pay any Expenses in connection with any Proceeding:
(a)for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);
(b)for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;
(c)initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Company's Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) otherwise authorized in Section 12(d) or (iii) otherwise required by applicable law; or
(d)if prohibited by applicable law.
17.Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
18.Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement, provided that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws of the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
19.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing (which may be by facsimile transmission). All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. The address for notice to a party is as shown on the signature page of this Agreement, or such other address as any party shall have given by written notice to the other party as provided above.
20.Amendments. The entitlement to payment hereunder of an Indemnitee shall not be affected or diminished by any amendment, termination or repeal of the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Company with respect to any Proceeding arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of any such amendment, termination or repeal. This Agreement may not be modified or altered except by a formal writing signed by both the Company and the Indemnitee that specifically refers to this Agreement.
21.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.
22.Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or the Bylaws of the Company and amendments thereto or under law. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. It is the intention of the parties in entering into this Agreement that the insurers under any D&O Insurance policy shall be obligated ultimately to pay any claims by Indemnitee which are covered by such policy and not to give such insurers any rights against the Company under or with respect to this Agreement, including, without limitation, any right to be subrogated to any of Indemnitee's rights hereunder, unless otherwise expressly agreed to by the Company in writing, and the obligation of such insurers to the Company or Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.
23.Governing Law. This Agreement shall be governed by and construed in accordance with Delaware law, without regard to its conflict of laws rules.
24.Saving Clause. Wherever there is conflict between any provision of this Agreement and any applicable present or future statute, law or regulation contrary to which the Company and the Indemnitee have no legal right to contract, the latter shall prevail but (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement

(including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby but in such event the affected provisions of this Agreement shall be curtailed and restricted only to the extent necessary to bring them within applicable legal requirements.
25.Coverage; Continuation of Indemnity. The provisions of this Agreement shall apply with respect to the Indemnitee's service as a Director or officer of the Company prior to the date of this Agreement (if any) and with respect to all periods of such service after the date of this Agreement, even though the Indemnitee may have ceased to be a Director or officer of the Company and shall inure to the benefit of the heirs, executors, administrators, legatees and assigns of the Indemnitee. To the extent Indemnitee served as an officer or director of Alpha Natural Resources, Inc., a predecessor of the Company, the provisions of this Agreement shall also apply with respect to the time period that Indemnitee served as an officer or director of Alpha Natural Resources, Inc. All agreements and obligations of the Company contained in this Agreement shall continue during the period the Indemnitee is a director or officer of the Company (or is or was serving at the request of the Company as a director, trustee, general partner, managing member, officer, employee, representative, agent or fiduciary of another corporation, partnership, joint venture, trust, limited liability company or other enterprise and shall continue thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.
26.Successors. This Agreement shall be binding upon the Company and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company, and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors, administrators, legatees and assigns. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
27.Miscellaneous.
(a)Notwithstanding Section 20, the Company may amend this Agreement from time to time without Indemnitee's consent to the extent deemed necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Internal Revenue Code, including regulations and interpretations thereunder, which amendments may result in a reduction of benefits provided hereunder and/or other unfavorable changes to Indemnitee.
(b)This Agreement is intended to provide for the indemnification of, and/or purchase of insurance policies providing for payments of, expenses and damages incurred with respect to bona fide claims against the Indemnitee, as a service provider, or the Company, as the service recipient, in accordance with Treas. Reg. Section 1.409A-1(b)(10), pursuant to which the Agreement shall not provide for the deferral of compensation.  The Agreement shall be construed consistently, and limited in accordance with, the provisions of such regulation.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

CONTURA ENERGY, INC.

By:
Name:
Title:

INDEMNITEE

By:
Name: